UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018 (May 4,2018)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

3/F., D. J. Securities Building, 171 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong

 (Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On May 4, 2018, Network CN Inc. (the “Company”), sold an aggregate of 292,000 shares of the Company’s common stock (the “Shares”) to 11 foreign investors (the “New Investors”) pursuant to the terms of a Common Stock Purchase Agreement between the Company and the New Investors, dated May 4, 2018. The purchase price paid by the New Investor for the Shares were $0.50 or $0.60 per Share for an aggregate sum of one hundred and seventy thousand, seven hundred and thirty-three U.S. dollars and thirty cents (US$170,733.30). Net proceeds from the financing will be used for general corporate purposes.

The foregoing description of the Agreements is qualified in its entirety by reference to the full text of the Agreements, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities

The information reported in Item 1.01 is incorporated by reference into this Item 3.02. The offering was made pursuant to an exemption from registration with the SEC pursuant to Regulation S. The Shares have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. The Company did not grant any registration rights to the Investor with respect to the Shares in the offering.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description

2.1	Common Stock Purchase Agreement dated May 4, 2018, by and between Network CN Inc. and investor

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2018

NETWORK CN INC.

By: /s/ Earnest Leung Earnest Leung Chief Executive Officer